Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Vice President, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

– CENTENE CORPORATION REPORTS 2011 THIRD QUARTER EARNINGS OF $0.55 PER DILUTED SHARE –

ST. LOUIS, MISSOURI (October 25, 2011) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended September 30, 2011.  The discussions below, with the exception of cash flow information, are in the context of continuing operations and all financial ratios exclude premium taxes.

Third Quarter Highlights

•	Quarter-end managed care at-risk membership of 1,615,700, an increase of 141,900 members year over year.

•	Premium and Service Revenues of $1.3 billion, representing 17.0% year over year growth.

•	Health Benefits Ratio of 83.0%, compared to 84.2% in the prior year and 83.0% in the second quarter of 2011.

•	General and Administrative expense ratio (G&A ratio) of 13.3%, compared to 12.2% in the prior year.

•	Diluted earnings per share from continuing operations increased 25.0% from the prior year to $0.55.

•	Employees increased 25.0% from the prior year to 5,000 at September 30, 2011, reflecting our continued business expansions.

Other Events

•
In August 2011, Superior HealthPlan, Inc. announced it was awarded renewed and expanded contracts by the Texas Health and Human Services Commission.  The contracts expand Superior’s STAR, STAR+PLUS and CHIP product offerings to include the new 10 county Hidalgo Service Area (STAR and STAR+PLUS), Medicaid RSA West Texas, Medicaid RSA Central Texas, Medicaid RSA North-East Texas and Lubbock (STAR+PLUS).  All of the service areas and products will now include the management of the pharmacy benefit for Superior’s members.  In addition, the state has added inpatient facility services to the managed care structure for the STAR+PLUS program.  Operations in the expanded areas are expected to commence late in the first quarter of 2012.

•
In October 2011, Buckeye Community Health Plan began operating under an amended contract with the Ohio Department of Job and Family Services.  The amended contract includes the management of the pharmacy benefit for Buckeye’s members.

•
In October 2011, our respiratory syncytial virus (RSV) prevention and management program was awarded the silver medal for health care consumer empowerment and protection by URAC, a leading healthcare accreditation organization, at the 2011 URAC Quality Summit and Awards Program.  We also received an honorable mention for our Nurse Response program, a 24-hour medical triage telehealth service.  A program coordinator for Nurse Response was also honored with a URAC Health Care Stars! Award at the same event.

Centene Corporation Reports 2011 Third Quarter Results October 25, 2011 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We are pleased to report solid quarterly results for the third quarter of 2011.  The focus of our team and the dependability of our processes continue to drive Centene’s successful execution.”

The following table depicts membership in Centene’s managed care organizations, by state:

	September 30,
	2011	2010
Arizona	22,800	22,300
Florida	188,600	116,300
Georgia	298,000	300,900
Illinois	13,600	—
Indiana	205,300	213,300
Massachusetts	34,700	34,400
Mississippi	30,600	—
Ohio	162,200	161,800
South Carolina	86,500	90,600
Texas	494,500	428,100
Wisconsin	78,900	106,100
Total at-risk membership	1,615,700	1,473,800
Non-risk membership	10,600	35,900
Total	1,626,300	1,509,700

The following table depicts membership in Centene’s managed care organizations, by member category:

	September 30,
	2011	2010
Medicaid	1,189,900	1,122,800
CHIP & Foster Care	210,600	219,100
ABD & Medicare	171,700	94,500
Hybrid Programs	38,400	34,400
Long-term Care	5,100	3,000
Total at-risk membership	1,615,700	1,473,800
Non-risk membership	10,600	35,900
Total	1,626,300	1,509,700

Statement of Operations: Three Months Ended September 30, 2011

•
For the third quarter of 2011, Premium and Service Revenues increased 17.0% to $1,265 million from $1,082 million in the third quarter of 2010.  The increase was primarily driven by the addition of our Mississippi and Illinois contracts, Texas expansion and membership growth.  Sequentially, Premium and Service Revenues increased 3.3% after adjusting for the recognition of $52.8 million of revenue from our Mississippi contract during the second quarter 2011 related to the first quarter of 2011.

•
Consolidated HBR of 83.0% for the third quarter of 2011 represents a decrease of 1.2% from the comparable period in 2010 primarily as a result of lower levels of utilization and contract enhancements.  Consolidated HBR was consistent with the second quarter of 2011 at 83.0%.

•	Consolidated G&A expense ratio for the third quarter of 2011 was 13.3%, compared to 12.2% in the prior year. The increase is primarily due to additional business expansion costs.

•
Earnings from operations increased to $48.5 million in the third quarter 2011 from $40.2 million in the third quarter 2010, or 20.6% year over year.  Net earnings from continuing operations were $29.0 million in the third quarter 2011, compared to $22.4 million in the third quarter of 2010.

•
Earnings per diluted share increased to $0.55 in the third quarter of 2011 over the comparable period in 2010.  Earnings per diluted share in the third quarter of 2010 were $0.44, including a net $0.04 charge per diluted share related to investment writedowns.

Centene Corporation Reports 2011 Third Quarter Results October 25, 2011 / Page 3

Balance Sheet and Cash Flow

At September 30, 2011, the Company had cash, investments and restricted deposits of $1,115 million, including $1,079 million held by its regulated entities and $35.9 million held by its unregulated entities.  Medical claims liabilities totaled $498.7 million, representing 44.6 days in claims payable, an increase of 0.2 days from 44.4 days at June 30, 2011.  Total debt was $351.3 million and debt to capitalization was 23.2% at September 30, 2011 excluding the $78.4 million non-recourse mortgage note.  Cash flows from operations for the nine months ended September 30, 2011 were $89.7 million, or 1.1 times net earnings.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, June 30, 2011	44.4
Impact of new business	0.2
Days in claims payable, September 30, 2011	44.6

Outlook

The table below depicts the Company’s updated annual guidance from continuing operations for 2011:

	Full Year 2011
	Low	High
Premium and Service Revenues (in millions)	$5,100	$5,200
Diluted EPS	$2.09	$2.13
Consolidated HBR	83.2%	83.6%
General & Administrative expense ratio	12.9%	13.4%

Diluted Shares Outstanding (in thousands)	52,400

Conference Call

As previously announced, the Company will host a conference call Tuesday, October 25, 2011, at 8:30 A.M. (Eastern Time) to review the financial results for the third quarter ended September 30, 2011, and to discuss its business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.  Investors and other interested parties are invited to listen to the conference call by dialing 1-800-860-2442 in the U.S. and Canada; +1-412-858-4600 from abroad; or via a live, audio webcast on the Company’s website at www.centene.com, under the Investors section.  A webcast replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 p.m. (Eastern Time) on Tuesday, October 23, 2012, at the aforementioned URL. In addition, a digital audio playback will be available until 9:00 a.m. (Eastern Time) on Thursday, November 3, 2011, by dialing 1-877-344-7529 in the U.S. and Canada, or +1-412-317-0088  from abroad, and entering access code 10004770.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and related services to the rising number of under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and long-term care, in addition to other state-sponsored/hybrid programs, and Medicare (Special Needs Plans). Centene's CeltiCare subsidiary offers states unique, "exchange based" and other cost-effective coverage solutions for low-income populations. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, and pharmacy benefits management.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, membership and revenue projections, timing of regulatory contract approval, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2011 Third Quarter Results October 25, 2011 / Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents of continuing operations	$451,657	$433,914
Cash and cash equivalents of discontinued operations	—	252
Total cash and cash equivalents	451,657	434,166
Premium and related receivables, net of allowance for uncollectible accounts of $592 and $17, respectively	139,467	136,243
Short-term investments, at fair value (amortized cost $104,914 and $21,141, respectively)	106,344	21,346
Other current assets	68,908	64,154
Current assets of discontinued operations other than cash	—	912
Total current assets	766,376	656,821
Long-term investments, at fair value (amortized cost $521,229 and $585,862, respectively)	530,452	595,879
Restricted deposits, at fair value (amortized cost $26,697 and $22,755, respectively)	26,768	22,758
Property, software and equipment, net of accumulated depreciation of $166,442 and $138,629, respectively	345,600	326,341
Goodwill	281,981	278,051
Intangible assets, net	28,795	29,109
Other long-term assets	57,526	30,057
Long-term assets of discontinued operations	—	4,866
Total assets	$2,037,498	$1,943,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$498,705	$456,765
Accounts payable and accrued expenses	173,708	185,218
Unearned revenue	54,764	117,344
Current portion of long-term debt	3,203	2,817
Current liabilities of discontinued operations	—	3,102
Total current liabilities	730,380	765,246
Long-term debt	348,093	327,824
Other long-term liabilities	54,926	53,378
Long-term liabilities of discontinued operations	—	379
Total liabilities	1,133,399	1,146,827

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; 52,921,255 issued and 50,377,774 outstanding at September 30, 2011, and 52,172,037 issued and 49,616,824 outstanding at December 31, 2010	53	52
Additional paid-in capital	411,924	384,206
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	6,478	6,424
Retained earnings	534,849	453,743
Treasury stock, at cost (2,543,481 and 2,555,213 shares, respectively)	(50,594)	(50,486)
Total Centene stockholders’ equity	902,710	793,939
Noncontrolling interest	1,389	3,116
Total stockholders’ equity	904,099	797,055
Total liabilities and stockholders’ equity	$2,037,498	$1,943,882

Centene Corporation Reports 2011 Third Quarter Results October 25, 2011 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Premium	$1,239,464	$1,060,559	$3,640,829	$3,085,802
Service	25,817	20,954	81,629	68,543
Premium and service revenues	1,265,281	1,081,513	3,722,458	3,154,345
Premium tax	36,754	40,348	110,948	113,009
Total revenues	1,302,035	1,121,861	3,833,406	3,267,354
Expenses:
Medical costs	1,028,586	893,281	3,021,400	2,592,324
Cost of services	20,229	14,646	60,717	47,505
General and administrative expenses	167,668	132,095	496,674	401,072
Premium tax	37,005	41,591	111,668	114,885
Total operating expenses	1,253,488	1,081,613	3,690,459	3,155,786
Earnings from operations	48,547	40,248	142,947	111,568
Other income (expense):
Investment and other income	2,697	713	9,379	11,912
Debt extinguishment costs	—	—	(8,488)	—
Interest expense	(4,572)	(4,858)	(15,523)	(12,540)
Earnings from continuing operations, before income tax expense	46,672	36,103	128,315	110,940
Income tax expense	18,459	13,163	49,216	42,942
Earnings from continuing operations, net of income tax expense	28,213	22,940	79,099	67,998
Discontinued operations, net of income tax expense of $0, $26, $0 and $4,376, respectively	—	260	—	3,954
Net earnings	28,213	23,200	79,099	71,952
Noncontrolling interest (loss)	(774)	538	(2,007)	2,515
Net earnings attributable to Centene Corporation	$28,987	$22,662	$81,106	$69,437

Amounts attributable to Centene Corporation common stockholders:
Earnings from continuing operations, net of income tax expense	$28,987	$22,402	$81,106	$65,483
Discontinued operations, net of income tax expense	—	260	—	3,954
Net earnings	$28,987	$22,662	$81,106	$69,437

Net earnings per common share attributable to Centene Corporation:
Basic:
Continuing operations	$0.58	$0.46	$1.62	$1.35
Discontinued operations	—	—	—	0.08
Earnings per common share	$0.58	$0.46	$1.62	$1.43
Diluted:
Continuing operations	$0.55	$0.44	$1.55	$1.30
Discontinued operations	—	—	—	0.08
Earnings per common share	$0.55	$0.44	$1.55	$1.38

Weighted average number of shares outstanding:
Basic	50,345,512	49,238,406	50,089,845	48,552,135
Diluted	52,620,350	50,938,357	52,320,906	50,192,190

Centene Corporation Reports 2011 Third Quarter Results October 25, 2011 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months EndedSeptember 30,
	2011	2010

Cash flows from operating activities:
Net earnings	$79,099	$71,952
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	43,055	38,620
Stock compensation expense	13,263	10,224
Gain on sale of investments, net	(213)	(6,331)
Debt extinguishment costs	8,488	—
Gain on sale of UHP	—	(8,201)
Impairment of investment	—	5,531
Deferred income taxes	(223)	7,012
Changes in assets and liabilities
Premium and related receivables	(13,306)	(68,125)
Other current assets	(6,667)	(2,932)
Other assets	(1,230)	(990)
Medical claims liabilities	40,476	(29,304)
Unearned revenue	(65,183)	(38,708)
Accounts payable and accrued expenses	(11,414)	(3,174)
Other operating activities	3,528	(1,267)
Net cash provided by (used in) operating activities	89,673	(25,693)
Cash flows from investing activities:
Capital expenditures	(52,931)	(50,353)
Capital expenditures of Centene Center LLC	(4,007)	(41,607)
Purchases of investments	(201,145)	(382,730)
Proceeds from asset sales	—	13,420
Sales and maturities of investments	180,124	452,128
Investments in acquisitions, net of cash acquired	(3,192)	(26,847)
Net cash used in investing activities	(81,151)	(35,989)
Cash flows from financing activities:
Proceeds from exercise of stock options	13,582	2,394
Proceeds from borrowings	419,183	53,812
Proceeds from stock offering	—	104,534
Payment of long-term debt	(415,475)	(97,467)
Contributions from (distributions to) noncontrolling interest	569	(7,387)
Excess tax benefits from stock compensation	1,632	424
Common stock repurchases	(1,280)	(714)
Debt issue costs	(9,242)	—
Net cash provided by financing activities	8,969	55,596
Net increase (decrease) in cash and cash equivalents	17,491	(6,086)
Cash and cash equivalents, beginning of period	434,166	403,752
Cash and cash equivalents, end of period	$451,657	$397,666

Supplemental disclosures of cash flow information:
Interest paid	$16,097	$9,501
Income taxes paid	$49,996	$44,407

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$—	$306
Capital expenditures	$(4,833)	$15,291

Centene Corporation Reports 2011 Third Quarter Results October 25, 2011 / Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q3	Q2	Q1	Q4	Q3
	2011	2011	2011	2010	2010
MEMBERSHIP
Managed Care:
Arizona	22,800	22,800	22,600	22,400	22,300
Florida	188,600	190,600	188,800	194,900	116,300
Georgia	298,000	303,100	303,300	305,800	300,900
Illinois	13,600	700	—	—	—
Indiana	205,300	206,700	209,400	215,800	213,300
Massachusetts	34,700	32,900	34,100	36,200	34,400
Mississippi	30,600	30,800	—	—	—
Ohio	162,200	159,900	160,900	160,100	161,800
South Carolina	86,500	82,800	84,900	90,300	90,600
Texas	494,500	470,400	456,700	433,100	428,100
Wisconsin	78,900	79,800	81,800	74,900	106,100
Total at-risk membership	1,615,700	1,580,500	1,542,500	1,533,500	1,473,800
Non-risk membership	10,600	10,400	10,400	4,200	35,900
TOTAL	1,626,300	1,590,900	1,552,900	1,537,700	1,509,700

Medicaid	1,189,900	1,172,400	1,169,700	1,177,100	1,122,800
CHIP & Foster Care	210,600	211,400	208,900	210,500	219,100
ABD & Medicare	171,700	156,300	123,800	104,600	94,500
Hybrid Programs	38,400	35,500	35,200	36,200	34,400
Long-term Care	5,100	4,900	4,900	5,100	3,000
Total at-risk membership	1,615,700	1,580,500	1,542,500	1,533,500	1,473,800
Non-risk membership	10,600	10,400	10,400	4,200	35,900
TOTAL	1,626,300	1,590,900	1,552,900	1,537,700	1,509,700

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	175,500	173,200	172,700	174,600	121,300
Kansas	45,600	45,000	44,000	39,200	39,800
TOTAL	221,100	218,200	216,700	213,800	161,100

(a) Includes external membership only.

REVENUE PER MEMBER PER MONTH(b)	$245.27	$240.57	$238.31	$239.66	$224.62

CLAIMS(b)
Period-end inventory	482,900	415,700	527,100	434,900	469,000
Average inventory	312,400	332,300	347,900	304,700	307,500
Period-end inventory per member	0.30	0.26	0.34	0.28	0.32
(b) Revenue per member and claims information are presented for the Managed Care at-risk members.

NUMBER OF EMPLOYEES	5,000	4,800	4,500	4,200	4,000

Centene Corporation Reports 2011 Third Quarter Results October 25, 2011 / Page 8

	Q3	Q2	Q1	Q4	Q3
	2011	2011	2011	2010	2010

DAYS IN CLAIMS PAYABLE (c)	44.6	44.4	44.4	45.6	47.1
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$1,079.3	$1,061.9	$1,096.3	$1,043.0	$895.4
Unregulated	35.9	36.5	31.7	30.9	32.7
TOTAL	$1,115.2	$1,098.4	$1,128.0	$1,073.9	$928.1

DEBT TO CAPITALIZATION	28.0%	28.1%	26.9%	29.3%	24.7%
DEBT TO CAPITALIZATION EXCLUDING NON-RECOURSE DEBT(d)	23.2%	23.0%	21.4%	23.9%
Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).
(d) The non-recourse debt represents our mortgage note payable of $78.4 million at September 30, 2011.

OPERATING RATIOS:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Health Benefits Ratios:
Medicaid and CHIP	80.0%	83.2%	80.8%	84.0%
ABD and Medicare	89.1	85.9	87.6	84.3
Specialty Services	84.9	87.9	84.5	83.4
Total	83.0	84.2	83.0	84.0

Total General & Administrative Expense Ratio	13.3%	12.2%	13.3%	12.7%

MEDICAL CLAIMS LIABILITY (In thousands)
The changes in medical claims liability are summarized as follows:

Balance, September 30, 2010	$457,085
Incurred related to:
Current period	3,991,598
Prior period	(48,128)
Total incurred	3,943,470
Paid related to:
Current period	3,497,216
Prior period	404,634
Total paid	3,901,850
Balance, September 30, 2011	$498,705

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above represents favorable development and includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to September 30, 2010.